Western Alliance Bancorporation

FOR IMMEDIATE RELEASE

December 19, 2006

CONTACTS:
Media:
Robert Sarver 619.322.8811
Grant Markham 775.824.4343
Investors:
Dale Gibbons 702.248.4200

Western Alliance Bancorporation and First Independent Capital of Nevada
Announce Merger Agreement and Securities Restructuring

Las Vegas – December 19, 2006 — Western Alliance Bancorporation (NYSE:WAL) and First Independent Capital of Nevada announced today that they have signed a definitive agreement under which First Independent Capital will merge with and into Western Alliance Bancorporation. Western Alliance also expects to restructure a portion of its securities portfolio to enhance its interest margin and improve its future earnings and liquidity.

Privately held First Independent Capital owns First Independent Bank of Nevada, which had assets of $402 million, deposits of $364 million, loans of $289 million, and equity capital of $36 million at September 30, 2006.

First Independent Bank of Nevada, which has offices in Reno, Sparks and Fallon, will retain its current management and its name. First Independent Bank Chairman John P. Sande III, will join the Board of Directors of Western Alliance Bancorporation and will continue as Board Chairman of First Independent Bank.

Earlier this year, Western Alliance’s flagship bank, BankWest of Nevada merged with Nevada First Bank and the former Bank of Nevada. Following the merger, the bank, which was founded as BankWest of Nevada by William S. Boyd, elected to assume the name Bank of Nevada. Upon completion of the merger, Western Alliance’s pro forma deposits in the state of Nevada will be approximately $2.7 billion.

Under the terms of the agreement, First Independent stockholders may elect to receive either $93.60 in cash or Western Alliance common stock of comparable value (subject to certain collar provisions) as determined by a pricing period prior to close. The agreement provides proration and allocation procedures to ensure that 80% of the First Independent shares are exchanged for shares of Western Alliance. For shareholders receiving Western Alliance shares, the exchange is expected to be tax free with respect to such shares. First Independent shareholders may be eligible for additional cash payments of up to $2.38 per share depending upon the performance of certain credits in the First Independent Bank loan portfolio during the two year period after the merger has been completed. The transaction is valued at approximately $105 million. The transaction is expected to be immediately accretive to Western Alliance’s earnings per share, without regard to potential cost savings.

Robert Sarver, chairman and chief executive officer of Western Alliance, said, “We’re delighted to cap our record earnings performance in 2006 with this merger. Nevada has long been the fastest growing state in the nation and First Independent Bank dramatically expands our market share in northern Nevada. First Independent’s board of directors and management team have led the bank to become the premier financial institution in its market and I look forward to working with them as they continue to lead the bank.”

Grant Markham, president and chief executive officer of First Independent Bank, commented, “The opportunities this partnership creates for our bank are ideal for the interests of our customers, community, employees and shareholders. The combination will allow us to continue to provide the same high level of service and dedication to our customers with the same First Independent faces while adding a greater set of products, services and expanded lending capabilities.”

The merger is subject to customary closing conditions, including approval from shareholders of First Independent Capital and banking regulators. The transaction is expected to be completed early in the second quarter of 2007.

Western Alliance expects to sell up to 25 percent of its $609 million securities portfolio to improve its liquidity, interest margin, and future earnings. This proposed sale will result in an after tax loss in the fourth quarter 2006 of up to $3.0 million or $0.10 per share. The effect on shareholders equity from this charge should be negligible since the mark-to-market loss on such securities has been reflected on the balance sheet as “accumulated other comprehensive loss”.

Western Alliance has grown from $700 million to over $4.2 billion in assets from 2002 to 2006 and is among the largest publicly held non-gaming companies in Nevada. The company has four wholly-owned banking subsidiaries in Nevada, Arizona and California. Earlier this year, the company opened Alta Alliance Bank headquartered in Oakland, California, its third de novo bank.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors relating specifically to the proposed transaction, such as the failure to successfully integrate the two companies’ businesses, or to integrate them in a timely manner, greater than expected costs, customer loss and business disruption in connection with the acquisition or the integration of our companies, failure to obtain governmental approvals without adverse regulatory conditions, and failure of the First Independent stockholders to approve the acquisition.

Solicitation Information

The proposed transaction will be submitted to First Independent stockholders for their consideration. Western Alliance will file with the SEC a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders of First Independent are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Western Alliance at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request in care of the Corporate Secretary, Western Alliance Bancorporation, 2700 West Sahara Avenue, Las Vegas, Nevada 89102.

First Independent and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Independent in connection with the proposed merger. Information about the directors and executive officers of First Independent and their ownership of First Independent common stock may be obtained by reading the proxy statement/prospectus when it becomes available.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. THE OFFERING OF WESTERN ALLIANCE COMMON STOCK WILL BE MADE ONLY BY MEANS OF A PROSPECTUS IN ACCORDANCE WITH FEDERAL LAW AND APPLICABLE STATE SECURITIES LAWS. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.